UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 6, 2006

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2006, Ryder System, Inc. entered into individual indemnification agreements with each of its independent directors. The agreements implement with more specificity the indemnification provisions provided by the Company’s Amended By-Laws dated February 16, 2001. All individual agreements follow a single form Indemnification Agreement which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The terms of the Indemnification Agreement provide, among other things, that to the extent permitted by Florida law the Company will indemnify such director, acting in good faith in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, against any and all losses, expenses and liabilities arising out of such director’s service as a director of the Company.

The foregoing is qualified in its entirety by reference to the Indemnification Agreement.

Item 9.01 Financial Statements and Exhibits.

The form of Indemnification Agreement is attached hereto as Exhibit 10.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.

October 10, 2006	By:	/s/ Robert D. Fatovic

Name: Robert D. Fatovic
Title: Executive Vice President, General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Indemnification Agreement